Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of July 25, 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), New LINN Inc., a Delaware corporation and wholly owned subsidiary of Linn (“New Linn”), and Linn Merger Sub #1, LLC, a Delaware limited liability company and wholly owned subsidiary of New Linn (“Merger Sub”). Linn, New Linn and Merger Sub are sometimes collectively referred to in this Agreement as the “Constituent Companies.”

RECITALS

WHEREAS, New Linn was formed as a corporation pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on July 11, 2018;

WHEREAS, Merger Sub was formed as a limited liability company pursuant to a Certificate of Formation filed with the Delaware Secretary of State on July 11, 2018;

WHEREAS, as of the date hereof and immediately prior to the Effective Time, Linn’s authorized capital stock consists of 300,000,000 shares, consisting of: (i) 270,000,000 shares of Class A common stock, par value $0.001 per share (“Linn Common Stock”), and (ii) 30,000,000 shares of preferred stock, par value $0.001 (“Linn Preferred Stock”);

WHEREAS, Linn desires to create a new holding company structure by merging Linn with and into Merger Sub with (i) Merger Sub continuing as the surviving entity of such merger as a wholly owned subsidiary of New Linn; (ii) each outstanding share (or any fraction thereof) of Linn Common Stock being converted in such merger into a share (or any fraction thereof) of Class A common stock of New Linn, par value $0.001 per share (“New Linn Common Stock”); (iii) each outstanding share (or any fraction thereof) of Linn Preferred Stock being converted in such merger into a share (or any fraction thereof) of preferred stock of New Linn, par value $0.001 (“New Linn Preferred Stock”); and (iv) each share of Linn Common Stock and Linn Preferred Stock held in Linn’s treasury immediately prior to such merger being converted in such merger into a treasury share (or any fraction thereof) of New Linn Common Stock and New Linn Preferred Stock, respectively, in each case in accordance with the terms of this Agreement (the “Merger”);

WHEREAS, the respective boards of directors of Linn and New Linn, the sole stockholder of New Linn and the sole member of Merger Sub have approved the Merger and this Agreement;

WHEREAS, the Merger will be implemented pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and therefor will not require approval of the stockholders of Linn;

WHEREAS, the designations, rights, powers and preferences, and qualifications, limitations and restrictions of New Linn Common Stock and New Linn Preferred Stock are identical to those of Linn Common Stock and Linn Preferred Stock, respectively;

WHEREAS, the Certificate of Incorporation of New Linn and the Bylaws of New Linn, each as in effect immediately after the Effective Time, will contain provisions identical to the Amended and Restated Certificate of Incorporation of Linn and the Bylaws of Linn, each as in effect immediately prior to the Effective Time (other than as required or permitted by Section 251(g) of the DGCL); and

WHEREAS, New Linn is a newly formed corporation and Merger Sub is a newly formed limited liability company, in each case organized for the sole purpose of participating in the transactions contemplated herein and have nominal assets and liabilities, if any.

AGREEMENT

In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

Section 1.    Consummation of the Merger. Linn shall be merged with and into Merger Sub, with Merger Sub surviving, pursuant to Section 18-209 and the other relevant provisions of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), Section 251(g) and the other relevant provisions of the DGCL and in accordance with the terms and conditions of this Agreement. The Merger shall become effective on the time and date that a certificate of merger with respect to the Merger in the form of Exhibit A (the “Certificate of Merger”) is duly filed with the Delaware Secretary of State (the “Effective Time”). As soon as is practicable after the date hereof, the parties hereto (a) will cause to be filed with the Delaware Secretary of State such certificate of merger or other appropriate documents executed in accordance with the relevant provisions of the DLLCA and the DGCL and (b) will make all other filings, recordings or publications required by the DLLCA and the DGCL in connection with the Merger.

Section 2.    Effect of the Merger. At the Effective Time, the separate existence of Linn shall cease, and Linn shall be merged in accordance with the provisions of this Agreement with and into Merger Sub, which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, duties and liabilities of each of Linn and Merger Sub; and all such things shall be taken and deemed to be transferred to and vested in Merger Sub without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of Linn or Merger Sub, shall be vested in Merger Sub without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Linn or Merger Sub, may be prosecuted to judgment or decree as if the Merger had not taken place, and Merger Sub may be substituted in any such action or proceeding.

Section 3.    Certificate of Formation of Merger Sub. The Certificate of Formation of Merger Sub as in effect immediately prior to the Effective Time shall continue in full force and effect after the Effective Time as the Certificate of Formation of Merger Sub, until thereafter amended as provided therein and in accordance with the DLLCA.

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Section 4.    Limited Liability Company Agreement of Merger Sub. The Limited Liability Company Agreement of Merger Sub as in effect immediately prior to the Effective Time shall continue in full force and effect after the Effective Time as the Limited Liability Company Agreement of Merger Sub, until thereafter amended as provided therein and in accordance with the DLLCA.

Section 5.    Treatment of Linn Equity. At the Effective Time, by virtue of the Merger and without any action on the part of any Constituent Company or any other person or entity:

(i)    Conversion of Linn Common Stock. Each share of Linn Common Stock (or fraction of a share of Linn Common Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of New Linn Common Stock. Linn’s repurchase or forfeiture right with respect to any unvested shares of Linn Common Stock shall be assigned to New Linn by virtue of the Merger and without any further action on the part of Linn or the holder of such unvested shares.

(ii)    Conversion of Linn Preferred Stock. Each share of Linn Preferred Stock (or fraction of a share of Linn Preferred Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of New Linn Preferred Stock.

(iii)    Cancellation of Capital Stock of New Linn. Each share of New Linn Common Stock owned by Linn immediately prior to the Merger shall automatically be canceled and retired and shall cease to exist.

(iv)    Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing Linn Common Stock or Linn Preferred Stock, respectively, shall cease to have any rights as stockholders of Linn, except as provided by law; except, however, that such holders shall have the rights set forth in Section 6(ii) of this Agreement.

Section 6.    Uncertificated and Certificated Shares.

(i)    With respect to any shares of Linn Common Stock or Linn Preferred Stock that are issued in book entry form, no further action on the part of each such holder of Linn Common Stock or Linn Preferred Stock shall be required, and, at the Effective Time, New Linn, or such other agents as may be appointed by New Linn, shall promptly issue such number of shares of New Linn Common Stock or New Linn Preferred Stock, respectively, as each such holder is entitled pursuant to Section 5 and update the books and records of New Linn or its transfer agents.

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(ii)    At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of New Linn will, in each case, be identical with those of the capital stock of Linn immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Linn Common Stock or Linn Preferred Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of New Linn Common Stock or New Linn Preferred Stock into which such shares of Linn Common Stock or Linn Preferred Stock were converted pursuant to Section 5 of this Agreement.

Section 7.    Assumption of Equity Incentive Plan, RSUs and Restricted Shares. Upon and as of the Effective Time, to the fullest extent permitted by applicable law, New Linn shall assume all of Linn’s obligations, and Linn shall have no further obligations, with respect to any then-outstanding (a) restricted stock unit (each, a “Linn RSU”) representing the right to acquire shares of Linn Common Stock and (b) restricted share of Linn Common Stock (each, a “Linn Restricted Share”), in each case, issued under Linn’s 2017 Omnibus Incentive Plan (the “Linn Incentive Plan”)), and upon vesting and settlement of any such Linn RSU, or vesting of any such Linn Restricted Share, as applicable, the holder thereof shall be entitled to receive, upon the same terms and conditions that were applicable under the corresponding Linn RSU or Linn Restricted Share, as applicable, a number of unrestricted shares of New Linn Common Stock identical to the class and number of shares of Linn Common Stock that were subject to such corresponding Linn RSU (each, a “New Linn RSU”) or Linn Restricted Share (each, a “New Linn Restricted Share”). New Linn and Linn agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and without limitation, New Linn shall take all corporate and other action necessary to reserve and make available for issuance shares of New Linn Common Stock upon the vesting and settlement of the New Linn RSUs or vesting of the New Linn Restricted Shares, as applicable. Upon and as of the Effective Time, New Linn shall adopt and assume the Linn Incentive Plan. Immediately prior to the Effective Time, Linn, in its capacity as sole stockholder of New Linn, shall approve New Linn’s adoption and assumption of the Linn Incentive Plan.

Section 8.    Implementation. Each of the Constituent Companies acknowledges and agrees that the Merger is intended to constitute a “reorganization” of Linn within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”), that this Agreement shall constitute the “plan of reorganization” within the meaning of Sections 354 and 361 of the Code, and each of the Constituent Companies shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Delaware and the Code to consummate and make effective the Merger.

Section 9.    Miscellaneous.

(i)    Amendments; No Waivers. Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all of the Constituent Companies. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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(ii)    Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the Constituent Companies, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding among the Constituent Companies with respect to the subject matter hereof.

(iii)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Companies and their respective successors and assigns, provided that no Constituent Company may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Constituent Companies.

(iv)    Governing Law. This Agreement and the rights of the Constituent Companies shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles or other rules that would result in the application of the laws of a different jurisdiction.

(v)    Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date set forth above.

LINN ENERGY, INC.

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

NEW LINN INC.

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

LINN MERGER SUB #1, LLC

By:	NEW LINN INC., its sole member

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to F-Reorganization Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF MERGER

[See attached.]

Exhibit A to F-Reorganization Agreement and Plan of Merger

CERTIFICATE OF MERGER

OF

LINN ENERGY, INC.

(a Delaware corporation)

with and into

LINN MERGER SUB #1, LLC

(a Delaware limited liability company)

Pursuant to Title 8, Sections 251(g) and 264 of the General Corporation Law of the State of Delaware and

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act

Linn Merger Sub #1, LLC, a Delaware limited liability company, does hereby certify:

FIRST: The names and states of each constituent entity to this merger are as follows:

Name	Jurisdiction
Linn Energy, Inc.	Delaware
Linn Merger Sub #1, LLC	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 25, 2018, by and among Linn Energy, Inc., a Delaware corporation (the “Disappearing Corporation”), New LINN Inc., a Delaware corporation and wholly owned subsidiary of the Disappearing Corporation (“Parent”), and Linn Merger Sub #1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the “Surviving Company”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251(g) and Section 264 of the General Corporation Law of the State of Delaware and in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The Certificate of Formation of Linn Merger Sub #1, LLC as in effect immediately prior to the merger shall be the Certificate of Formation of the Surviving Company.

FOURTH: The Limited Liability Company Agreement of Linn Merger Sub #1, LLC as in effect immediately prior to the merger shall be the Limited Liability Company Agreement of the Surviving Company.

FIFTH: The name of the Surviving Company is Linn Merger Sub #1, LLC.

SIXTH: The merger shall become effective upon filing with the Secretary of State of the State of Delaware.

SEVENTH: The executed Agreement and Plan of Merger between the aforesaid constituent entities is on file at the office of the Surviving Company at 600 Travis, Suite 1400, Houston, Texas, 77002. A copy will be provided, upon request and without cost, to (a) any stockholder of the Disappearing Corporation, (b) any stockholder of Parent or (c) any member of the Surviving Company.

EIGHTH: The authorized shares and the par value of each share of stock of the Disappearing Corporation prior to the merger is 300,000,000 shares, consisting of 270,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Disappearing Common Stock”), and 30,000,000 shares of Preferred Stock, par value $0.001 per share (the “Disappearing Preferred Stock”). Each issued and outstanding share (or any fraction thereof) of Disappearing Common Stock shall, by virtue of the merger and without any action on the part of the Disappearing Corporation or the directors and officers of the Disappearing Corporation, be converted into and thereafter represent one share (or any fraction thereof) of Class A Common Stock, par value $0.001 per share, of Parent, and no other payment shall be made with respect thereto. Each issued and outstanding share (or any fraction thereof) of Disappearing Preferred Stock shall, by virtue of the merger and without any action on the part of the Disappearing Corporation or the directors and officers of the Disappearing Corporation, be converted into and thereafter represent one share (or any fraction thereof) of Preferred Stock, par value $0.001, of Parent, and no other payment shall be made with respect thereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be signed by an authorized officer this 25th day of July, 2018.

LINN MERGER SUB #1, LLC

By:	NEW LINN INC., its sole member

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature Page to Certificate of Merger